Exhibit 31.6

CERTIFICATION OF THE CORPORATE CONTROLLER AND TREASURER

I, Chris J. Robertson, certify that:

1.	I have reviewed this Annual Report on Form 10-K/A of Agilysys, Inc.;
2.

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Dated: July 29, 2020

By:	/s/ Chris J. Robertson
Chris J. Robertson
Corporate Controller and Treasurer
(Principal Accounting Officer)